Exhibit 10.15


                         SILVER KEY MINING COMPANY, INC.
                              A Nevada Corporation

                                ESCROW AGREEMENT

         This Escrow Agreement is entered into effective as of the 22nd day of October, 2002 by and among Silver Key Mining Company, Inc., a Nevada corporation (the "Company"), Deluxe Investment Company , a Florida corporation (the "Stockholder") and Boylan, Brown, Code, Vigdor & Wilson LLP, as escrow agent ("Escrow Agent") for the intended benefit of Stanford Venture Capital Holdings, Inc. ("Stanford").

                                   WITNESSETH:

         WHEREAS, the Stockholder beneficially and of record owns, in the aggregate, 500,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock") and;

         WHEREAS, the Company has requested that Stanford contemporaneous with the execution and delivery hereof agree to purchase shares of the Company's Series A Preferred Stock subject to the terms and conditions of the Securities Purchase Agreement dated as of the date hereof and entered into by and between the Company, Stanford and the principal stockholders of the Company listed therein (the "Securities Purchase Agreement"); and

         WHEREAS, Stanford has required, as a condition to purchasing any securities of the Company, that the Stockholder deposit in escrow hereunder an aggregate of 500,000 shares of Common Stock of the Company registered in its name and from time to time any distributions thereon (collectively the "Escrow Shares") to be surrendered to the Company upon the occurrence of any "Cancellation Condition" as such term is defined in Section 1.2 herein; and

         WHEREAS, the Stockholder has determined that it will benefit from the purchase of securities of the Company by Stanford; and

         WHEREAS, the Stockholder agrees to surrender the Escrow Shares for cancellation to the Company for no additional consideration upon the occurrence of any Cancellation Condition.

         NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I
                                  ESCROW SHARES

1.1      Transfer of Escrow.

         (a) The Stockholder has provided to Stanford copies of both sides of each certificate representing the Escrow Shares.

         (b) The Stockholder has contemporaneously with the execution of this Agreement endorsed certificates for an aggregate of 500,000 shares of Common Stock of the Company standing registered in its name and delivered them to the Escrow Agent, free and clear of all Liens, as hereinafter defined.

1.2 Agreement to Surrender Escrow Shares. In order to induce Stanford to purchase shares of the Company's Series A Preferred Stock on the First Closing Date, which the Stockholder agrees is a benefit to it, the Stockholder hereby agrees and covenants to surrender, transfer, assign and convey and deliver all of their right, title and interest in and to the Escrow Shares, free and clear of any and all liens, encumbrances, and security interests of any kind (collectively "Liens") to the Company if any of the following (individually a "Cancellation Condition") occur:

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                  (i)      the Company shall not,  prior to the second
                           anniversary of the date hereof have either (x) completed a sale of equity securities of the Company to persons other than Stanford or its Affiliates for minimum net proceeds of $3 million, at a pre-money valuation of at least $25 million (a "Qualifying Financing"); or (y) completed through the substantial efforts of the Stockholder a purchase of an entity (other than Provider Acquisition LLC or another Affiliate of Stanford) with revenues during the immediately preceding fiscal year of at least $4 million (a "Qualifying Acquisition"). For purposes of this Agreement, "Affiliate" shall mean with respect to any individual, partnership, joint venture, limited liability company or any other entity, any of the following: (i) a director or executive officer (including any advisory director) of such individual, partnership, joint venture, limited liability company or other entity; (ii) a spouse, parent, sibling or descendant of any director or executive officer of such individual, partnership, joint venture, limited liability company or other entity) or any trust created for the sole benefit of such persons; and
                           (iii) any other individual, partnership, joint venture, limited liability company or other entity that, directly or indirectly, controls or is controlled by or is under common control with such individual, partnership, joint venture, limited liability company or other entity. For the purposes of this definition and the correlative meanings, the terms "controlling", "controlled by" and "under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such individual, partnership, joint venture, limited liability company or other entity, whether through the ownership of voting securities or by contract or agency or otherwise.

                  (ii) the Company or its wholly owned subsidiary, Healthcare Quality Solutions, Inc., a Florida corporation, shall have breached a representation or warranty contained in the Securities Purchase Agreement or in the Agreement and Plan of Merger between Healthcare Quality Solutions, Inc., and Provider Acquisition, LLC, a Florida limited liability company, dated as of October 16, 2002 (a "Company Breach"); or

                  (iii) the Stockholder shall have breached any of its representations or warranties contained herein, in the Securities Purchase Agreement or in the Merger Agreement (a "Stockholder Breach").

1.3 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company and Stanford as follows:

         (a) Ownership of Shares. The Stockholder directly owns and will, until the time of surrender directly own all of the Escrow Shares, free and clear of all Liens.

         (b) Authority to Perform and Execute; Binding Nature. The Stockholder warrant that it has all requisite right, power and authority and full legal capacity to enter into this Agreement, and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligations of the Stockholder enforceable against the Stockholder in accordance with its terms.

         (c) No Conflict. The execution, delivery and performance of this Agreement do not and will not (i) conflict with or violate any applicable law or order applicable to the Stockholder, (ii) result in the creation of any Lien on the Escrow Shares (iii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Stockholder is a party, or by which any of its assets or properties may be bound.

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         (d)      Approvals. The execution, delivery and performance of this
                  Agreement by the Stockholder does not and will not, require any approval from any governmental authority. The Stockholder shall use reasonable efforts to execute, deliver and perform each of their obligations under this Agreement, including without limitation, the sale, conveyance, assignment, transfer and delivery of the Escrow Shares to the Company pursuant to the terms of this Agreement.

         (e) Other Agreements. There are no existing options, warrants, calls, preemptive rights, rights of first refusal or offer, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the Escrow Shares and there are no outstanding contractual obligations to repurchase, redeem or otherwise acquire any of such securities (collectively, "Rights").

         (f) No Liens. The Escrow Shares are and shall remain free and clear of all Liens.

1.4      Disposition of Escrow Shares.

         (a) The Company shall be entitled to the Escrow Shares immediately upon the first to occur of the following:

                  (1)    a Company Breach;

                  (2)    a Stockholder Breach; or

                  (3) the second anniversary hereof, if no Qualifying Financing or Qualifying Acquisition has been completed prior thereto.

         (b) The Stockholder shall be entitled to the Escrow Shares, in the event that no Company Breach or Stockholder Breach has occurred, upon the consummation of a Qualifying Financing or a Qualifying Acquisition.

                                   ARTICLE II
                                ESCROW PROVISIONS

2.1 Appointment of Escrow Agent; Delivery by Stockholder of Stock Powers and Shares.

         (a) The Stockholder and Stanford do hereby appoint and designate as Escrow Agent Boylan, Brown, Cole, Vidgor & Wilson LLP for the sole purposes of serving as Escrow Agent under this Agreement. Escrow Agent hereby accepts such appointment and agrees to hold the certificates for the Escrow Shares, together with the stock powers delivered by the Stockholder in accordance with the terms of this Agreement.

         (b) In connection with such appointment, the Stockholder has delivered, contemporaneously with the execution of this Agreement, certificates for the Escrow Shares together with stock powers endorsed in blank by the Stockholder.

  2.2    Procedures for Delivery of the Escrow Shares.

         (a) Escrow Agent shall hold the Escrow Shares and stock powers endorsed in blank subject to the terms and conditions of this
                  Section 2.2.

         (b) If, after the execution of this Agreement, the Escrow Agent receives:

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                  (1) written notice from:

                         (i)   the Stockholder, or

                         (ii) Stanford or the Company, and such notice is identified as a "Request Notice" being delivered pursuant to Section 2.2 of this Agreement, advising the Escrow Agent of the occurrence of, or the failure to satisfy any of the Cancellation Conditions described in Section 1.2, above; or

                  (2) conflicting or inconsistent instructions from the parties regarding the stock certificates held in escrow, then the Escrow Agent shall send (in the manner provided for notice hereunder) a copy of such notice to the Company, the Stockholder and Stanford (the "Sent Notice"). The Escrow Agent shall refrain from acting on any notice of instructions or demands in response to such a Sent Notice which is not executed by Stanford unless the Escrow Agent receives, within fifteen (15) days from the date the Escrow Agent furnishes the Sent Notice, a written consent from Stanford. If, within such fifteen (15) day period, the Escrow Agent does not receive a written consent from Stanford or the Escrow Agent receives a written objection to the instructions or demands contained in such notice by any of the Company, the Stockholder or Stanford, or there shall exist any dispute between Stanford and either the Company or the Stockholder with respect to the holding or disposition of the Escrow Shares, or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of the Escrow Shares or Escrow Agent's proper actions with respect to its obligations hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

                         (i) suspend the performance of any of its obligations under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent, or

                         (ii) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Miami-Dade County, Florida, for instructions with respect to such dispute or uncertainty, and deposit into such court the Escrow Shares for holding and disposition in accordance with the instructions of such court.

Escrow Agent shall not be required to exercise its own discretion with respect to any of its duties under this Agreement except for the discretion it may elect to exercise under this Section 2.2(b) or 2.4(a).

         (c) Escrow Agent shall have no liability to the Stockholder, Stanford, the Company, their respective shareholders, partners or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of any securities held by it hereunder or other items held hereunder or any delay in or with respect to any other action required or requested of Escrow Agent.

         (d) The Company shall give the Escrow Agent written notice of any stock split, reorganization, merger or similar event affecting the common stock of the Company and shall provide certificates for any securities issued to the Stockholder by the Company in respect of the Escrow Shares. Such notice shall be identified on its face as an "Explanatory Notice" and state that such joint notice is being given pursuant to
                  Section 2.2(d) of this Agreement. Such notice shall also explain the effect of the stock split, reorganization or merger on the number of shares held by the Escrow Agent. Simultaneously with the giving of such notice to the Escrow Agent (or thereafter as set forth in and as agreed to in such notice), the Stockholder and the Company shall forward to the Escrow Agent any additional or replacement stock certificates and stock powers endorsed in blank.

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2.3      Rights, Duties, Liabilities and Immunities of Escrow Agent.

         (a) The Escrow Agent shall have no liability or obligation with respect to the Escrow Shares or any other items delivered to Escrow Agent hereunder except for Escrow Agent's willful misconduct or gross negligence. The Escrow Agent's sole responsibility shall be for the safekeeping, and disbursement of the Escrow Shares in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Shares, any other items delivered to Escrow Agent hereunder, or this Agreement, or to appear in, prosecute or defend any such legal action or proceeding.

         (b) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Shares and any other items delivered to Escrow Agent hereunder, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Shares or any other items delivered to Escrow Agent hereunder is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which is binding on Escrow Agent without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

2.4      Disbursement Into Court.

         (a) If, at any time, there shall exist any dispute between the Stockholder, the Company, Stanford or any other party with respect to the holding or disposition of any portion of the Escrow Shares or any other items delivered to Escrow Agent hereunder or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Shares or any other items delivered to Escrow Agent hereunder or Escrow Agent's proper actions with respect to its obligations hereunder, or if the Stockholder and Stanford have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 2.7 of this Agreement, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

                  (i) suspend the performance of any of its obligations under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be), and/or,

                  (ii) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Miami-Dade County, Florida, for instructions with respect to such dispute or uncertainty, and pay into such court all funds held by it and the Escrow Shares and all other items held by the Escrow Agent hereunder for holding and disposition in accordance with the instructions of such court.

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         (b)      Escrow Agent shall have no liability to the Stockholder,
                  Stanford, the Company, their respective shareholders, partners or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may rise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Shares or other items held hereunder or any delay in or with respect to any other action required or requested of Escrow Agent.

2.5      Indemnification of the Escrow Agent.

         (a) From and at all times after the date of this Agreement, the Stockholder and the Company, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Stockholder and the Company in writing, and the Stockholder and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party unless (a) the Stockholder and the Company agree to pay such fees and expenses, (b) the Stockholder and the Company shall fail to assume the defense of such action or proceeding, or the named parties to any such action or proceeding (including any impleaded parties) include both Indemnified Party and the Stockholder or the Company, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Stockholder or the Company. All such fees and expenses payable by the Stockholder and the Company, jointly and severally, shall be paid from time to time as incurred by the Indemnified Parties. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by the Stockholder and the Company, jointly and severally, upon demand by such Indemnified Party. The obligations of the Stockholder and the Company under this paragraph shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

         (b) The Stockholder and the Company agree that neither the payment by the Stockholder or Stanford of any claim by Escrow Agent for indemnification hereunder shall impair, limit, modify, or affect, as between the Stockholder and the Company, the respective rights and obligations of the Stockholder, on the one hand, and the Company and Stanford on the other hand, under this Agreement.

2.6 Compensation. The Stockholder agrees that, prior to or contemporaneous with the Escrow Agent's execution of this Agreement and submission by the Escrow Agent of an invoice therefor, to pay the Escrow Agent the

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         sum of $1,500 for all of its fees hereunder. EACH OF THE PARTIES
         ACKNOWLEDGES AND AGREES THAT THE ESCROW AGENT'S FEES SET FORTH ABOVE REPRESENTS COMPENSATION SOLELY FOR SERVING AS ESCROW AGENT PURSUANT TO THIS AGREEMENT AND DOES NOT RELATE IN ANY WAY TO FEES OR COSTS WHICH MAY BE OWED BY THE STOCKHOLDER OR THE COMPANY TO ESCROW AGENT, WHICH ARE NOT WAIVED OR MODIFIED BY THIS AGREEMENT. Except as otherwise provided for the initial payments in the first sentence of this subparagraph, such fees and reimbursements of expenses shall be paid directly to the Escrow Agent promptly upon receipt of periodic invoices therefor. In the event the Escrow Agent is required by the terms of this Agreement or otherwise deems it necessary or advisable in fulfillment of its responsibilities hereunder to take actions beyond those which are routinely performed by escrow agents under similar escrow agreements, the Company and the Stockholder will pay the Escrow Agent its reasonable fees for its services in such regard and will each reimburse the Escrow Agent its reasonable expenses incurred by the Escrow Agent in connection therewith, which shall include, but not be limited to, litigation fees and costs associated with fulfilling its duties under, or enforcing the provisions of, this Agreement. Such fees and reimbursements of expenses shall be paid directly to the Escrow Agent promptly upon receipt of invoices therefor. The obligations of the Company under this section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

2.7      Resignation and Removal of Escrow Agent.

         (a) The Escrow Agent may resign upon thirty (30) days written notice the Company, the Stockholder and Stanford. In such event, the Company, the Stockholder and Stanford shall designate a successor escrow agent. If a successor escrow agent (hereinafter referred to as the ("Successor Escrow Agent") is not appointed within this thirty (30) day period, the Escrow Agent may petition the courts of record in Miami-Dade County, Florida, to name a Successor Escrow Agent. Any Successor Escrow Agent shall have the same rights and obligations under the Agreement as the Escrow Agent; provided, however, that any Successor Escrow Agent shall not be liable for any acts or omissions of the Escrow Agent or any prior Successor Escrow Agent.

         (b) The Escrow Agent may be removed as escrow agent hereunder by the Stockholder and Stanford by giving not less than thirty
                  (30) days prior written notice thereof to the Escrow Agent, such notice to be identified on its face as a "Escrow Agent Removal Notice" and state that it is being given pursuant to
                  Section 2.7, of this Agreement. Within this thirty (30) day period, the Stockholder and Stanford shall designate a Successor Escrow Agent.

         (c) As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor Escrow Agent appointed by the Stockholder and Stanford the Escrow Shares, all executed stock powers and any other items held hereunder upon presentation of the document appointing the new Escrow Agent and its acceptance thereof, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Escrow Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement. If no new Escrow Agent is so appointed within the 30-day period following such notice of resignation, the Escrow Agent may proceed in accordance with Section 2.4 of this Agreement and shall so notify the Stockholder and Stanford.

2.8 No Personal Liability. No stipulation, covenant, agreement or obligation (an "Obligation") contained in this Agreement will be deemed or construed to be an obligation of any present or future director, officer, employee or agent of the Escrow Agent, or any incorporator, director, officer, employee or agent of any successor to the Escrow Agent, in any persons individual capacity. No person in his/her individual capacity will be liable personally for any breach or observance of or for any failure to perform, fulfill or comply with any Obligation, nor will any recourse be had for any claim based upon any Obligation, or on any Obligation, against any person, in his/her individual capacity, either directly or through the Escrow Agent or any successor to the Escrow Agent, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all liability of any person in his/her individual capacity is expressly waived and released.

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2.9      No Endorsement. By serving as Escrow Agent pursuant to this Agreement,
         Escrow Agent does not undertake to investigate the underlying transaction or otherwise attest to its propriety, legality, or quality.

2.10 Dividends, Other Distributions, and Voting Rights in respect of the Escrow Shares.

         (a) All cash dividends and other distributions received by the Escrow Agent in respect of Escrow Shares held hereunder (but not dividends or distributions in the form of securities) be held and furnished to the person ultimately entitled to the Escrow Shares.

         (b) The Stockholder covenants and agrees with Stanford and the Company to forthwith forward to the Escrow Agent any dividends or distributions that the Stockholder receive on the Escrow Shares that are in the form of securities, and the Escrow Agent shall hold and dispose of such dividends and distributions in the form of securities ratably with the Escrow Shares held by the Escrow Agent under this Escrow Agreement.

         (c) The Stockholder and Stanford agree that Stockholder shall have and retain the sole and exclusive rights to vote and to provide all consents in lieu of a vote in a meeting with respect to the Escrow Shares, prior to the earlier of the occurrence of a breach or default or alleged breach or default under this Agreement by the Stockholder, or until one or more of the Cancellation Conditions occur.

2.11 Boylan Brown LLP. The Stockholder and Stanford agree that Boylan Brown shall not be conflicted from representing Deluxe Investment Company or any of its affiliates as a result of its performance of duties as Escrow Agent.

                                   ARTICLE III
                                  MISCELLANEOUS

3.1 Waiver of Jury Trial. Each of the parties, by acceptance hereof, hereby irrevocably waives trial by jury in connection with any action or connection with this Agreement, and in connection with any claim, counterclaim, offset or defense arising in connection with such action or proceeding, whether arising under statute (including any federal or state constitution) or under the law of contract or otherwise and including, without limitation, any challenge to the legality, validity, binding effect or enforceability of this provision or this Agreement.

3.2 Notices. Any notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and will be deemed to have been duly given when personally delivered or facsimile transmitted, or three days after deposit in the United States mail, by certified mail, postage prepaid, return receipt requested, or one day after deposited with an overnight courier service, next day delivery guaranteed and fees paid by sender, as follows:

         If to the Stockholder to:

                  Deluxe Investment Company.
                  2700 West Cypress Creek Road
                  Suite 103-C
                  Fort Lauderdale, Florida  33309
                  Attention:  Ian Markofsky
                  Phone:  (212) 983-6900
                  Fax:      (212) 983-9210

         If to Stanford, to:

                  Stanford Venture Capital Holdings, Inc.
                  Stanford Financial Group Building
                  5050 Westheimer
                  Houston, Texas  77056 USA
                  Attention:  James Davis
                  Phone:   (713) 964-5100
                  Fax:       (713) 964-8340

         with a copy to:

                  Stanford Venture Capital Holdings, Inc.
                  Stanford Financial Group Building
                  5050 Westheimer
                  Houston, Texas  77056 USA
                  Attention:  Mauricio Alvarado, General Counsel
                  Phone: (713) 964-5100
                  Fax:     (713) 964-8340

         If to the Company:

                  Silver Key Mining Company, Inc.
                  200 South Hoover Boulevard
                  Building 205
                  Tampa, Florida  33609
                  Attention:  President
                  Phone:  (813) 282-3303
                  Fax:      (813) 282-8907

with a copy to:

                  Adorno & Yoss, P.A.
                  2601 South Bayshore Drive
                  Suite 1600
                  Miami, Florida  33133
                  Attention:  Seth P. Joseph, Esq.
                  Phone:  (305) 860-7363
                  Fax:      (305) 858-4777

If to the Escrow Agent:

                  Boylan, Brown, Code, Vigdor & Wilson LLP
                  2400 Chase Square
                  Rochester, New York   14604
                  Attention :  Melissa Mahler
                  Phone:  (585) 232-5300 X 260
                  Fax:      (585) 238-9060

or to such other addresses or facsimile numbers as either party hereto may from time to time give notice of (complying as to delivery with the terms of this paragraph) to the other. Notwithstanding anything to the contrary set forth herein, notices, requests, demands and other communications required or permitted to be given hereunder to the Escrow Agent shall be deemed to have been duly given only when actually received by Escrow Agent at the address set forth above in this Section 3.2.

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

3.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

3.4 Benefits; Binding Effect; Assignment. This Agreement is for the benefit of and binding upon the parties hereto, their respective successors and, where applicable, assigns. None of the parties may assign this Agreement or any of its rights, interests or obligations hereunder without the prior approval of the other party.

3.5 Waiver. No waiver of any of the provisions of this Agreement will be deemed to constitute or will constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

3.6 Paragraph Headings; Section Headings. The paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

3.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which will be deemed to be one and the same instrument.

3.8 Litigation. The parties agree that, if any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, then, the successful or prevailing party or parties shall be entitled to recover reasonable attorney fees, paralegal fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

3.9 Survival of Covenants and Agreements. The representations, warranties and covenants of the Stockholder herein shall survive the execution of this Agreement. In the event of any breach of any representation or warranty, covenant or agreement the Stockholder will indemnify and hold the Company harmless from any losses or costs incurred by reason of his breach of the representation or warranty.

3.10 Best Efforts. Each of the Parties shall use their respective best efforts to consummate the transactions contemplated by this Agreement, subject to the terms and conditions set forth herein.

3.11 Further Assurances: Each Party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonable requested by any other party, to better evidence and reflect the transactions described herein and contemplate hereby, and to carry into effect the intents and purposes of this Agreement.

3.12 Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy is cumulative and is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

3.13 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Florida. Exclusive jurisdiction and venue in any dispute hereunder shall be in the courts of competent jurisdiction in Miami-Dade County, Florida.

3.14 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


COMPANY:
SILVER KEY MINING COMPANY, INC.

By:
         -----------------------------------------------------

Name:
          -------------------------------------------

Title:
         --------------------------------------------

STANFORD:
STANFORD VENTURE CAPITAL HOLDINGS, INC.

By:
         -----------------------------------------------------

Name:
         --------------------------------------------

Title:
         --------------------------------------------


ESCROW AGENT:
BOYLAN, BROWN, CODE, VIGDOR & WILSON LLP

By:
         --------------------------------------------

Name:
         --------------------------------------------

Title:
         --------------------------------------------


STOCKHOLDER:
DELUXE INVESTMENT COMPANY

By:
         --------------------------------------------

Name:
         --------------------------------------------

Title:
         --------------------------------------------




                                       11